Exhibit 16.2 under Form N-14

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED PREMIER MUNICIPAL INCOME FUND (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Federated Premier Intermediate Municipal Income Fund into Federated Premier Municipal Income Fund, and any amendments to the Registration Statement(s), including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue	President and Trustee	June 27, 2017
J. Christopher Donahue	(Principal Executive Officer)

/s/ Lori A. Hensler	Treasurer	June 27, 2017
Lori A. Hensler	(Principal Financial Officer)

/s/ John T. Collins	Trustee	June 27, 2017
John T. Collins

/s/ John B. Fisher	Trustee	June 27, 2017
John B. Fisher

/s/ G. Thomas Hough	Trustee	June 27, 2017
G. Thomas Hough

/s/ Maureen Lally-Green	Trustee	June 27, 2017
Maureen Lally-Green

/s/ Peter E. Madden	Trustee	June 27, 2017
Peter E. Madden

/s/ Charles F. Mansfield, Jr.	Trustee	June 27, 2017
Charles F. Mansfield, Jr.

/s/ Thomas M. O’Neill	Trustee	June 27, 2017
Thomas M. O’Neill

/s/ P. Jerome Richey	Trustee	June 27, 2017
P. Jerome Richey

/s/ John S. Walsh	Trustee	June 27, 2017
John S. Walsh